UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2023, 180 Life Sciences Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Institutional Investor”) and agreed to issue and sell to certain purchasers, including the Institutional Investor, in a registered public offering (the “Offering”), an aggregate of: (i) 666,925 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), at a price of $0.65 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, at a price of $0.6499 per Pre-Funded Warrant and (iii) warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 4,615,385 shares of Common Stock. The public offering price per Share and associated Common Warrant was $0.65 and the public offering price per Pre-Funded Warrant and associated Common Warrant was $0.6499.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants are immediately exercisable, have an exercise price of $0.65 per share, and will expire on October 10, 2028.

The Offering is expected to result in gross proceeds to the Company of approximately $3.0 million. The net proceeds to the Company from the Offering are expected to be approximately $2.6 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for research and development expenses, and general corporate purposes, including the preparation of a marketing authorization application for Dupuytren’s Contracture in the United Kingdom, and potentially the United States, and legal expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

On August 9, 2023, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $115,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreement and the Placement Agency Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not conduct any issuances of Common Stock for a period of ninety (90) days following the closing of the Offering and that (ii) it will not enter into a variable rate transaction for a period of six months following the closing of the Offering.

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”), dated August 9, 2023, with the Institutional Investor, whereby the Company agreed to amend the following existing warrants held by such Institutional Investor: (i) warrants to purchase up to: (i) 2,571,429 shares of Common Stock, previously issued on December 22, 2022, as amended in January 2023 and April 2023, (ii) warrants to purchase up to 306,604 shares of Common Stock, previously issued on July 20, 2022, as amended in April 2023, and (iii) warrants to purchase up to 1,570,680 shares of Common Stock previously issued on April 10, 2023 (collectively, the “Existing Warrants”), such that the Existing Warrants will have an exercise price of $0.83 per share. The other terms of the Existing Warrants will remain unchanged.

On August 14, 2023, in connection with the closing of the Offering, the Company entered into a Warrant Agent Agreement with Continental Stock Transfer & Trust Company, as warrant agent, in connection with the Pre-Funded Warrants and the Common Warrants (the “Warrant Agent Agreement”).

The Offering is being made pursuant to a registration statement on Form S-1 (File No. 333-272749), which was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 16, 2023, and which became effective on August 9, 2023, and the related prospectus, dated August 9, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Placement Agency Agreement, Warrant Agent Agreement, Pre-Funded Warrant, Common Warrant, Warrant Amendment Agreement, Purchase Agreement, and Lock-Up Agreement are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Warrant Agent Agreement, Pre-Funded Warrant, Common Warrant, Warrant Amendment Agreement, Purchase Agreement, and Lock-Up Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events.

The Company issued a press release announcing the Offering on August 10, 2023 and the Company issued a press release announcing the closing of the Offering on August 14, 2023. Copies of those press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated August 9, 2023, by and between 180 Life Sciences Corp. and A.G.P./Alliance Global Partners.
4.1	Warrant Agent Agreement for Pre-Funded Warrants and Common Warrants, dated August 14, 2023, by and between 180 Life Sciences Corp. and Continental Stock Transfer & Trust Company.
4.2	Form of Pre-Funded Warrant (included as Annex C-1 to Exhibit 4.1).
4.3	Form of Common Warrant (included as Annex C-2 to Exhibit 4.1).
4.4	Warrant Amendment Agreement, dated August 9, 2023, by and between the Company and Armistice Capital Master Fund Ltd.
10.1£	Securities Purchase Agreement dated August 9, 2023, by and between 180 Life Sciences Corp. and the Institutional Investor.
10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1 (File No. 333-272749) filed on June 16, 2023).
99.1	Press Release, dated August 10, 2023.
99.2	Press Release, dated August 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

£	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: August 15, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

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